Exhibit 24

Hubbell Incorporated
Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, directors and/or officers of Hubbell Incorporated, a Connecticut corporation (the “Corporation”), hereby appoints Richard W. Davies, John F. Mulvihill, and Megan C. Preneta, and each of them severally, as his true and lawful attorney and agent, with the power to act and with full power of substitution, to do all acts and to execute all instruments which said attorney and agent may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under said Act of shares of Class B Common Stock, par value of $0.01 per share, of said Corporation to be offered pursuant to the Corporation’s 2005 Incentive Award Plan, including specifically, but without limiting the generality of the foregoing, power to sign the name of the undersigned director and officer (whether on behalf of the Corporation or otherwise), in such capacity, to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to said securities, to all amendments to said Registration Statement, and to all instruments or documents filed as a part of or in connection with said Registration Statement or any amendments thereto; and the undersigned hereby ratifies all that said attorney and agent shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have signed this POWER OF ATTORNEY as of this 8th day of June, 2005.

Signature	Title	Date

	Chairman of the Board/President/	June 8, 2005
/s/ Timothy H. Powers	Chief Executive Officer/Director
Timothy H. Powers

	Corporate Controller and Interim	June 8, 2005
/s/ Gregory F. Covino	Chief Financial Officer
Gregory F. Covino

/s/ E. Richard Brooks	Director	June 8, 2005
E. Richard Brooks

/s/ George W. Edwards, Jr.	Director	June 8, 2005
George W. Edwards, Jr.

/s/ Joel S. Hoffman	Director	June 8, 2005
Joel S. Hoffman

Signature	Title	Date

/s/ Andrew McNally IV	Director	June 8, 2005
Andrew McNally IV

/s/ Daniel J. Meyer	Director	June 8, 2005
Daniel J. Meyer

/s/ G. Jackson Ratcliffe	Director	June 8, 2005
G. Jackson Ratcliffe

/s/ Richard J. Swift	Director	June 8, 2005
Richard J. Swift

/s/ Daniel S. Van Riper	Director	June 8, 2005
Daniel S. Van Riper